Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pulaski Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-32986, No. 333-84392, No. 333-84515, No. 333-112962, and No. 333-135895) on Form S-8 and in the registration statement (No. 333-128997) on Form S-3 of Pulaski Financial Corp. and subsidiaries (the Company) of our report dated December 12, 2008, with respect to the consolidated balance sheets of the Company as of September 30, 2008 and 2007, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2008, and the effectiveness of internal control over financial reporting as of September 30, 2008, which report is incorporated by reference in the September 30, 2008 annual report on Form 10-K of the Company.

Our report with respect to the consolidated financial statements refers to the Company’s adoption of the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on October 1, 2005.

/s/ KPMG LLP

St. Louis, Missouri

December 12, 2008